Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered effective the 30th day of July, 2015, between CNO Services, LLC (the “Company”) and Bruce Baude (“Executive”).

Recitals

A.The Company and Executive entered into an Amended and Restated Employment Agreement dated as of January 6, 2015 (the “Agreement”).

B.The Company and Executive desire to further amend the Agreement to extend its Term (as defined in the Agreement) and to make the other changes set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged:

1.
Section 2 of the Agreement is hereby amended solely to change the ending date of the Term from July 31, 2015 to July 31, 2018. All other provisions of Section 2 of the Agreement shall remain unchanged.

2.	The third sentence of Section 5(b) of the Agreement is hereby amended solely to change “2015 bonus” to “2018 bonus.” All other provisions of Section 5(b) of the Agreement shall remain unchanged.

3.	All provisions of the Agreement not amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

CNO SERVICES, LLC

By:	/s/ Edward J. Bonach
Edward J. Bonach, President

/s/ Bruce Baude
Bruce Baude